Exhibit 99.1

P. O. BOX 717 PITTSBURGH, PA 15230-0717 (412) 787-6700

— NEWS RELEASE —

CALGON CARBON DECLARES QUARTERLY DIVIDEND

PITTSBURGH, PA – July 26, 2005 – Calgon Carbon Corporation (NYSE: CCC) announced today that its Board of Directors declared a quarterly dividend of $0.03 per share. Dividends will be issued to shareholders of record as of August 12, 2005, and will be payable on September 1, 2005.

Calgon Carbon Corporation, headquartered in Pittsburgh, Pennsylvania, is a global leader in services and solutions for making air and water cleaner and safer. The company employs approximately 1,100 people at 16 operating facilities and 27 sales and service centers worldwide.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This document contains certain statements that are forward-looking relative to the company’s future strategy and performance. They involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to be materially different from any future performance.

Contact: Gail Gerono, vice president, investor relations, 412 787-6795